Exhibit 99.1

IRADIMED CORPORATION Announces Fourth Quarter 2016 Financial Results

•                  Reports fourth quarter 2016 revenue of $6.0 million

•                  Reports fourth quarter 2016 GAAP diluted EPS of $0.10 and non-GAAP diluted EPS of $0.11

Winter Springs, Florida, February 6, 2017 — IRADIMED CORPORATION (NASDAQ:IRMD), the only known provider of non-magnetic intravenous (IV) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (MRI) procedures, today announced financial results for the three months and full year ended December 31, 2016.

For the fourth quarter ended December 31, 2016, the Company reported revenue of $6.0 million compared to $8.8 million for the fourth quarter of 2015.  Net income was $1.1 million, or $0.10 per diluted share, compared to net income of $2.4 million, or $0.19 per diluted share for the fourth quarter of 2015.

Gross profit margin was 78.2% for the fourth quarter of 2016, compared to 83.0% for the fourth quarter of 2015.  Domestic sales were 85.4% of total revenue for the fourth quarter 2016, compared to 86.6% for the fourth quarter 2015.

The Company reported non-GAAP net income of $1.3 million for the quarter ended December 31, 2016, compared to non-GAAP net income of $2.8 million for the quarter ended December 31, 2015.  The Company reported non-GAAP earnings per diluted share of $0.11 for the quarter ended December 31, 2016, compared to $0.22 for the quarter ended December 31, 2015.  Free cash flow was $2.0 million for the quarter ended December 31, 2016, compared to $2.5 million for the quarter ended December 31, 2015.

For the year ended December 31, 2016, the Company reported revenue of $32.5 million compared to $31.6 million for the prior year.  Net income was $7.2 million, or $0.60 per diluted share, compared to net income of $7.5 million, or $0.60 per diluted share for the prior year.

Gross profit margin was 81.1% for the full year 2016, compared to 81.5% for the prior year.  Domestic sales were 88.9% of total revenue for the full year 2016, compared to 91.3% for the prior year.

The Company reported non-GAAP net income of $8.4 million for the year ended December 31, 2016, compared to non-GAAP net income of $8.7 million for the year ended December 31, 2015.  The Company reported non-GAAP earnings per diluted share of $0.70 for the year ended December 31, 2016, compared to $0.69 for the year ended December 31, 2015.  Free cash flow was $8.6 million for the year ended December 31, 2016, compared to $7.4 million for the year ended December 31, 2015.

At December 31, 2016, the Company had approximately $1.6 million of backlog and expects that backlog will approximate this level throughout 2017.

“Consistent with my previous comments, conversion of MR IV pump opportunities, especially multi-pump opportunities, into confirmed purchase orders continues to pressure revenue growth. With the goal of mitigating this difficulty and growing sales of our IV pump, during the second half of 2016, we performed a complete review of our sales process. The aim of this review was to gain a deeper understanding of the considerations made by our customers when making purchasing decisions and how we can better assist them in making those decisions. As a result of this review, and in coordination with our recent internal national sales meeting, we formalized the implementation of new sales techniques that we believe will result in converting a high level of customer interest into confirmed purchase orders for our IV pumps systems. I believe that in as early as one quarter we will begin to see improvements in bookings as a result of the new sales techniques we have implemented.  However, it may take two to three quarters to fully assess the effectiveness of the program. We are watching bookings closely and stand prepared to make additional enhancements as needed,” said Roger Susi, President and Chief Executive Officer of the Company.

“Since 2013, we have been positively impacted from the exodus of our former competitor, which resulted in the ballooning of our backlog that took us nearly two years to work down. While we have benefited greatly from that event during the past three years, the results of that event are not indicative of the normalized MRI compatible IV pump market. We estimate that approximately $12.3 million of 2016 revenue came from backlog. Complicating any comparison, is that a significant portion of our 2015 revenue that was not from backlog came from sales to customers that were converting from our former competitor’s IV pump to our MRI compatible IV pump. During 2016, these conversion sales tapered significantly and a growing portion of total revenue came from sales to new customers that were implementing this technology for the first time,” said Susi.

Financial Guidance

On January 18, 2017, the Company provided revenue, GAAP and non-GAAP diluted earnings guidance for the first quarter and full year 2017.

For the first quarter 2017, the Company expects to report revenue of $5.2 million to $5.3 million, GAAP loss per share of $(0.01) to $(0.02) and non-GAAP diluted earnings per share of $0.00 to $0.01. The Company expects that approximately $0.3 million of its first quarter 2017 revenue will come from backlog, compared to approximately $3.2 million of its first quarter 2016 revenue that came from backlog.

For the full year 2017, the Company expects to report revenue of $23.9 million to $24.3 million, GAAP diluted earnings per share of $0.07 to $0.08 and non-GAAP diluted earnings per share of $0.14 to $0.18.

The Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.3 million and $0.3 million for the full year and first quarter 2017, respectively.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between our operating results from period to period. We calculate free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, February 6, 2017.  Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 60697674.

The conference call will also be available real-time via the internet at www.iradimed.com/en-us/investors/index.php and selecting Events & Presentation.  A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of MRI compatible medical devices. We are the only known provider of non-magnetic intravenous (IV) infusion pump systems that are specifically designed to be safe for use during magnetic resonance imaging (MRI) procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency (RF) interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely-designed non-ferrous parts and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features in order to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room, including in very close proximity to the MRI scanner bore. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians. Our 3880 MRI compatible patient vital signs monitoring system is currently available to international customers. Once we receive FDA 510(k) clearance, the 3880 will be available to U.S. customers. We currently anticipate commencing marketing the 3880 to U.S. customers in the third quarter of 2017.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive FDA 510(k) clearance for its MRI compatible patient vital signs monitoring system; unexpected costs, delays or diversion of management’s attention associated with its MRI compatible patient vital signs monitoring system 510(k) submission; implement successful sales techniques; evaluate the effectiveness of its sales techniques; additional actions by or requests from the FDA; our significant reliance on a single product; unexpected costs, expenses and diversion of management attention resulting from the FDA warning letter; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,713,871	$19,368,114
Accounts receivable, net	3,775,699	3,863,632
Investments	7,965,521	7,602,204
Inventory, net	3,886,590	2,383,158
Prepaid expenses and other current assets	362,900	320,529
Prepaid income taxes	151,820	273,968
Deferred income taxes	311,871	141,446
Total current assets	34,168,272	33,953,051
Property and equipment, net	1,456,149	905,622
Intangible assets, net	918,712	193,243
Deferred income taxes	477,531	88,398
Other assets	173,820	103,893
Total assets	$37,194,484	$35,244,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,120,830	$1,005,460
Accrued payroll and benefits	1,035,266	1,288,248
Other accrued taxes	119,094	30,687
Warranty reserve	40,905	34,081
Deferred revenue	1,033,146	529,867
Other current liability	120,634	—
Accrued income taxes	192,006	—
Total current liabilities	3,661,881	2,888,343
Deferred revenue	1,643,478	422,839
Total liabilities	5,305,359	3,311,182
Stockholders’ equity:
Common stock	1,072	1,118
Additional paid-in capital	12,055,188	19,332,023
Retained earnings	19,869,714	12,655,169
Accumulated other comprehensive loss	(36,849)	(55,285)
Total stockholders’ equity	31,889,125	31,933,025
Total liabilities and stockholders’ equity	$37,194,484	$35,244,207

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenue	$5,990,273	$8,799,256	$32,496,548	$31,593,720
Cost of revenue	1,304,088	1,499,977	6,154,836	5,840,407
Gross profit	4,686,185	7,299,279	26,341,712	25,753,313
Operating expenses:
General and administrative	1,577,849	2,140,810	8,795,703	7,769,881
Sales and marketing	1,238,900	1,306,397	5,278,448	4,705,977
Research and development	364,215	499,997	1,347,507	1,764,306
Total operating expenses	3,180,964	3,947,204	15,421,658	14,240,164
Income from operations	1,505,221	3,352,075	10,920,054	11,513,149
Other income (expense), net	9,588	(36,274)	32,680	121,385
Income before provision for income taxes	1,514,809	3,315,801	10,952,734	11,364,534
Provision for income taxes	374,010	911,095	3,738,189	4,104,614
Net income	$1,140,799	$2,404,706	$7,214,545	$7,529,920

Net income per share:
Basic	$0.11	$0.22	$0.67	$0.68
Diluted	$0.10	$0.19	$0.60	$0.60
Weighted average shares outstanding:
Basic	10,717,020	11,101,444	10,818,427	11,003,272
Diluted	11,724,448	12,656,735	11,989,681	12,556,887

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Years Ended December 31,
	2016	2015
Operating activities:
Net income	$7,214,545	$7,529,920
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	12,636	3,553
Provision for excess and obsolete inventory	94,186	51,089
Depreciation and amortization	248,299	223,942
Excess tax benefit on the exercise of stock options	(603,553)	(1,728,595)
Stock-based compensation	1,841,901	1,220,118
Impairment of intangible assets	—	55,433
Loss on maturities of investments	83,957	3,575
Changes in operating assets and liabilities:
Accounts receivable	75,297	(1,906,971)
Inventory	(1,483,361)	(308,409)
Prepaid expenses and other current assets	4,937	(31,977)
Other assets	(117,235)	(113,959)
Deferred income taxes	(570,910)	(16,116)
Accounts payable	1,113	376,293
Accrued payroll and benefits	(252,982)	43,350
Other accrued taxes	88,407	(35,103)
Warranty reserve	6,824	6,156
Deferred revenue	1,723,918	501,463
Other current liability	120,634	—
Accrued income taxes, net of prepaid income taxes	917,707	1,775,568
Net cash provided by operating activities	9,406,320	7,649,330
Investing activities:
Purchases of investments	(4,992,626)	—
Proceeds from maturities of investments	4,575,140	253,370
Purchases of property and equipment	(780,809)	(298,723)
Capitalized intangible assets	(743,486)	(16,116)
Net cash used in investing activities	(1,941,781)	(61,469)
Financing activities:
Proceeds from stock option and warranty exercises	247,133	597,508
Income tax benefits credited to equity	603,553	1,728,595
Purchases of treasury stock	(9,969,468)	—
Net cash (used in) provided by financing activities	(9,118,782)	2,326,103
Net (decrease) increase in cash and cash equivalents	(1,654,243)	9,913,964
Cash and cash equivalents, beginning of period	19,368,114	9,454,150
Cash and cash equivalents, end of period	$17,713,871	$19,368,114

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net income	$1,140,799	$2,404,706	$7,214,545	$7,529,920
Excluding:
Stock-based compensation expense, net of tax expense	139,562	340,499	1,214,274	953,357
Infrequent tax item	—	17,305	—	198,192
Non-GAAP net income	$1,280,361	$2,762,510	$8,428,819	$8,681,469
Weighted average shares outstanding — diluted	11,724,448	12,656,735	11,989,681	12,556,887
Non-GAAP net income per share — diluted	$0.11	$0.22	$0.70	$0.69

Free Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$2,223,693	$2,566,720	$9,406,320	$7,649,330
Less:
Purchases of property and equipment	233,722	105,355	780,809	298,723
Non-GAAP net income	$1,989,971	$2,461,365	$8,625,511	$7,350,607

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com